Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our report dated February 28, 2020 with respect to the financial statements of FS Series Trust for the year ended December 31, 2019 in Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A (File No. 333-214851) of FS Series Trust.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 29, 2020